UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported) October 24, 2005

                        Commission File Number 000-50218

                               BEKEM METALS, INC.
              -----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

              UTAH                                    87-0669131
  -------------------------------            -------------------------------
  (State or other jurisdiction of            (I.R.S. Employer Identification
   incorporation or organization)                        Number)

                 875 Donner Way, Unit 705, Salt Lake City, Utah
                 -----------------------------------------------
                    (Address of principal executive offices)

                                      84108
                                   ----------
                                   (Zip Code)

                                 (801) 582-1881
                ------------------------------------------------
                (Registrant's Executive Office Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities
Act

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

         In connection with the Company's goal to become a leading producer of nickel and cobalt in Kazakhstan, on October 24, 2005, Bekem Metals, Inc., (the "Company") entered into an Acquisition Agreement with Kazakh Metals, Inc., a British Virgin Islands, international business company, ("KMI"), formed in April 2005, and the fifteen shareholders of KMI to acquire 100% of the 50,000 issued and outstanding common shares of KMI in exchange for 61,200,000 common shares of the Company. The primary asset of KMI is its wholly owned subsidiary Kyzyl Kain Mamyt LLP, a Kazakhstan limited liability partnership, ("KKM"), formed in July 1999. KKM holds licenses to explore for and is engaged in the production of nickel, cobalt and Mamyt brown coal in northwestern Kazakhstan.

         This Agreement will not result in a change in control of the Company. Prior to the transaction, the largest shareholder of the Company, Brisa Equities Corporation, owned 21,000,000 common shares or 54% of the outstanding common shares of the Company. Mr. Hsuih Chi Hun maintains voting and investment control over the shares held by Brisa Equities. Mr. Hsuih Chi Hun also maintains voting and investment control over six entities that received an aggregate of 30,600,000 common shares in connection with this transaction. Following the transaction, entities over which Mr. Hsuih Chi Hun maintains voting and investment control hold 51,600,000 common shares, which represents 51.5% of the 100,088,888 outstanding common shares of the Company.

         The following table sets forth as of October 25, 2005, the name and the number of shares of the Company's common stock, par value of $0.001 per share, held of record or beneficially by each person who held of record, or was known by the Company to own beneficially, more than 5% of the 100,088,888 issued and outstanding shares of the Company's common stock, and the name and shareholdings of each director and of all officers and directors as a group.

         The term "beneficial owner" refers to both voting and investment control over the shares of the Company. Since these rights may be held or shared by more than one person, each person who has a beneficial ownership interest in shares is deemed to be the beneficial owners of the same shares because there is shared power of voting and investment.

Type of                                          Amount & Nature of       % of
Security Name                                   Beneficial Ownership     Class
-------------                                   --------------------     -----

Common   Hsuih Chi Hun(1)                             51,600,000          51.5%

Common   Brisa Equities Corporation(1)                21,000,000          21.0%

Common   Central Asian Metals, Inc.(2)                15,504,408          15.5%

Common   Landsgate Marketing Limited(1)                5,110,200           5.1%

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Common   Comodidad y Fantasia en Tierra, S.A.(1)       5,097,960           5.1%

Common   Las Tierras del Deleite, S.A.(1)              5,097,960           5.1%

Common   Inversiones Tentadoras para                   5,097,960           5.1%
         Habitar, S. A.(1)

Common   Envases y Formas para la Venta, S .A.(1)      5,097,960           5.1%

Common   EMJRD Creaciones de Puntarenas, S.A.(1)       5,097,960           5.1%

Common   Marat Cherdabayev(3)                                 -0-           *

Common   James Gunnell(3)                                    250            *

Common   Dossan Kassymkhanuly(3)                              -0-           *
--------------------------------------------------------------------------------
All officers and directors as a group (3 persons)            250            *
--------------------------------------------------------------------------------
                  TOTAL                               67,104,658         67.0%
--------------------------------------------------------------------------------

         (1) Mr. Hsuih Chi Hun owns no shares in his own name. However, he maintains voting and investment control over the shares held of record by Brisa Equities, Inc., Landsgate Marketing Limited, Comodidad y Fantasia en Tierra, S.A., Las Tierras del Deleite, S.A., Inversiones Tentadoras para Habitar, S.A., Envases y Formas para la Venta, S.A. and EMJRD Creasiones de Puntarenas, S.A., and therefore may be deemed to be the beneficial owner of the shares held by these entities.

         (2) Brilliance Investments Ltd., as trustee, maintain the voting and investment control over the shares held of record by Central Asian Metals, Inc., and therefore, may be deemed to be the beneficial owner of the shares held by that entity.

         (3) Mr. Cherdabayev and Mr. Gunnell are the executive officers of the Company. Mr. Cherdabayev, Mr. Gunnell and Mr. Kassymkhanuly are directors of the Company.

         A copy of the agreement is attached to this Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 2.01 Completion of Acquisition of Assets

         As discussed above, on October 24, 2005, the Company acquired 100% of the outstanding common stock of KMI in exchange for 61,200,000 shares of Company common stock. The primary asset of KMI is its wholly owned, operating subsidiary, KKM, which holds exploration and production licenses from the

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

Government of Kazakhstan to a 1,637 square kilometer territory (404,682 acres), in northwestern Kazakhstan. The licenses grant KKM the right to explore for and produce nickel and cobalt from deposits located within the territory through October 12, 2011, which may be extended upon agreement between KKM and the Geology and Minerals Resources Committee of Ministry of Energy and Minerals Resources (MEMR) of the Republic of Kazakhstan. KKM also holds a license to explore for and produce Mamyt brown coal from a deposit located within 40 kilometers of its cobalt and nickel deposit. This license expires on December 11, 2018 with further possible extensions.

         The primary deposit located within the licensed territory is the Kempirsai deposit. This deposit was discovered in 1938 and was assigned to the YuzhUralNickel processing plant in Soviet times. Ore from this deposit was shipped to plants in Orsk, Ufalei and Rezh, Russia, where it was processed using pyrometallurgical technology for the extraction of nickel and cobalt. The Kempirsai deposit remained the property of YuzhUralNickel after the break up of the Soviet Union until 1996, when a joint venture between YuzhUralNickel and the Kazakhstan State Property Committee was formed. The joint venture was unsuccessful and in 1999 the licenses were acquired by KKM.

         The Kempirsai deposit is located close to the small town Badamsha, Kazakhstan about 130 kilometers from Aktobe, Kazakhstan and is accessible by freeway. Badamsha population is around 6,000. The deposit is also accessible through a rail system that connects to main line railroads in Kazakhstan and Russia. The deposit is also connected to power transmission lines which run adjacent to the property. KKM also owns rail cars, hauling vehicles, heavy machinery, buildings and other assets consistent with an operating mineral property.

         During 2004, KKM sold approximately 62,000 tons of ore and realized revenue of approximately $280,000.

         The ore reserves of the Kempirsai deposit were evaluated during the Soviet period. KKM does not have a current ore reserve report. The Company intends to perform a reserve estimate of the deposit as soon as practicable.

         In determining the acquisition price, the parties relied upon a valuation report prepared in the spring of 2005 by Bureau of Valuation and Technical Certification, LLP, a private Kazakhstan company licensed in the Republic of Kazakhstan to appraise assets. Bureau of Valuation specializes in valuing mineral properties. Bureau of Valuation appraised KKM's value at KZT $9,273,514,000, approximately USD $69,000,000. This valuation of KKM has not yet been subject to the audit procedures of the Company's independent registered public accounting firm.

Item 3.02 Unregistered Sales of Equity Securities

         As disclosed herein, in connection with the completion of the Acquisition Agreement, the Company issued 61,200,000 restricted common shares to

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

the fifteen record shareholders of KMI. The Company received no proceeds and it paid no commissions or fees to any party in connection with this transaction.

         The shares were issued without registration under the Securities Act of 1933 in reliance upon the exemption from registration provided by Regulation S of the SEC Rules. All offers and sales were made to non U.S. persons in an offshore transaction. No directed selling efforts were made within the United States by the Company or any person acting on its behalf. The shares received by the KMI shareholders are subject to the offering restrictions set forth in Rule 903(b)(3), including a one-year distribution compliance period.

Item 7.01 Regulation FD

         On October 28, 2005, the Company issued a press release announcing the acquisition of KMI, as disclosed herein. A copy of the press release is furnished as Exhibit 99.01 to this report and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits

         (a) - (b) Financial Statements and Pro Forma Financial Information. The requisite financial information will be filed under cover of Form 8-K/A as soon as practicable, and in any event not later than 75 days from the date the acquisition was completed.

         (c) Exhibits. The following exhibits are included as part of this report:

                  10.1 Acquisition Agreement of Reorganization Among Bekem Metals, Inc., and Kazakh Metals, Inc., and the Shareholders of Kazakh Metals, Inc., dated October 24, 2005.

                  99.1 Press Release of Bekem Metals, Inc., dated October 28, 2005.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                                BEKEM METALS, INC.



Date: October 28, 2005                          By: /s/ Marat Cherdabayev
                                                   ----------------------------
                                                   Marat Cherdabayev, President

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